Exhibit 99.1

Critical Path Announces Third Quarter 2006 Results

Continues Expansion of Mobile Customer Base

SAN FRANCISCO, Calif. (November 13, 2006) – Critical Path, Inc. (OTC: CPTH), a leading provider of messaging software and services, today announced unaudited financial results for the fiscal third quarter ended September 30, 2006.

Revenue and Gross Margins

For the third quarter of 2006, revenues were $10.9 million, compared to $12.0 million in the second quarter of 2006 and $17.1 million in the third quarter of 2005. Gross margins, based upon U.S. Generally Accepted Accounting Principles (GAAP), for the third quarter of 2006 were 53%, compared to 56% in the second quarter of 2006 and 52% in the third quarter of 2005. On an adjusted EBITDA basis, gross margins in the third quarter of 2006 were 55%, compared to 58% in the second quarter of 2006 and 57% in the third quarter of 2005.

Adjusted EBITDA is a non-GAAP metric used by management to measure the Company’s operating performance and its earnings before interest income (expense), provision for income taxes, depreciation and amortization adjusted to exclude other items, such as other income (expense), gain on sale of assets, restructuring and other expenses, stock-based expenses and accretion on mandatorily redeemable preferred stock.

Net Results

Net loss on a GAAP basis, which excludes the accretion of mandatorily redeemable preferred stock (a non-cash item related to outstanding preferred stock), for the third quarter of 2006, was $2.0 million, compared to a net loss of $2.6 million in the second quarter of 2006 and a net loss of $1.0 million in the third quarter of 2005. For the third quarter of 2006, total cost of net revenues and operating expenses, on a GAAP basis, was $12.2 million, compared to $14.3 million in the second quarter of 2006 and $18.2 million in the third quarter of 2005.

Net loss attributable to common shareholders based on GAAP, which includes the accretion of mandatorily redeemable preferred stock, for the third quarter of 2006, was $5.6 million or $0.15 per share, compared to a net loss of $6.1 million or $0.17 per share in the second quarter of 2006 and a net loss of $4.5 million or $0.13 per share in the third quarter of 2005.

Net loss on an adjusted EBITDA basis for the third quarter of 2006, was $1.7 million, or $0.05 per share, compared to net loss of $1.5 million or $0.04 per share in the second quarter of 2006 and net income of $0.4 million or $0.01 per share in the third quarter of 2005. For the third quarter of 2006, total cost of net revenues and operating expenses on an adjusted EBITDA basis was $12.5 million, compared to $13.5 million for the second quarter of 2006 and $16.7 million for the third quarter of 2005.

“We acquired new customers in each of our brand segments in the quarter, including signing a new mobile operator customer in Southeast Asia,” said Mark Ferrer, CEO and Chairman, Critical Path. “We continue to closely manage our expenses and we are encouraged that we have signed a growing number of operators who are intending to launch their respective consumer mobile email services in the next three to six months.”

Cash and Cash Equivalents

As of September 30, 2006, the Company’s cash and cash equivalents totaled $19.4 million, compared to $20.1 million at June 30, 2006.

Third Quarter 2006 Highlights

•	Memova® Mobile – Critical Path welcomed another new Memova Mobile customer in Q3, expanding the solution’s reach to mobile operators serving more than 40 million subscribers. The new operator customer, Hutch Indonesia, plans to deploy Memova Mobile to provide mobile email and content services to consumers on its 3G network. Additionally, a leading international telecommunications company (to be announced) agreed to terms for Memova Mobile for all of its subsidiaries.

•	Memova® Messaging – Along with announcing the addition of the largest ISP in Vietnam – Vietnam Datacommunication Company (VDC) – to its roster of broadband customers, Critical Path closed new deals in Q3 for its Universal Contacts and Digital Life solutions.

•	Memova® Anti-Abuse – In the third quarter, Critical Path saw its premium anti-abuse appliance – Memova Anti-Abuse C-2000 – gain momentum, with three additional customers purchasing the new C-2000. In addition, VDC, as part of its platform deployment, implemented Memova Anti-Abuse A-1000.

Regulation G

The Company uses both GAAP and non-GAAP metrics to measure its financial results. The non-GAAP metrics used are: income (loss) on an adjusted EBITDA basis and both cost of revenues and operating expenses on an adjusted EBITDA basis. The most directly comparable GAAP measures are the net loss attributable to common shareholders and cost of net revenues and operating expenses, respectively. The adjusted EBITDA results exclude interest income (expense), provision for income taxes, depreciation and amortization as well as other items such as other income (expense), net, gain on sale of assets, restructuring and other expenses, stock-based expenses and accretion on mandatorily redeemable preferred stock. There is no difference between adjusted EBITDA and GAAP revenues. Management believes that, in addition to GAAP metrics, these non-GAAP metrics assist the Company in measuring its cash-based performance. In addition, management believes these non-GAAP metrics are useful to investors because they remove unusual and nonrecurring charges that occur in the affected period and provide a basis for measuring the Company’s financial condition against other quarters. Since the Company has historically reported non-GAAP results to the investment community, management also believes the inclusion of non-GAAP measures provides consistency in its financial reporting. However, non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The calculations for these non-GAAP metrics are in the alternative measurement reconciliation table below.

Pre-Recorded Conference Call

Critical Path provides pre-recorded reviews of its quarterly financial results. The pre-recorded review discussing financial results for the third quarter ended September 30, 2006 will be available via Webcast or telephone. The Webcast will be available on Critical Path’s Web site at http://www.criticalpath.net/en/31/webcasts/ today, Monday, November 13, immediately following the distribution of this press release. Additionally, telephone access to the pre-recorded review will be available beginning today, November 13, shortly following the distribution of this press release, through November 27 by dialing +1 800-642-1687 (within the U.S. and Canada) or +1 706-645-9291 (from outside the U.S. and Canada) and use conference ID 1838829.

Questions about the quarter’s results may be submitted to ir@criticalpath.net. Any questions regarding the quarterly results that are submitted by 6 PM Eastern time, November 15, 2006 may be publicly responded to by the company on the Investor Relations section of the company’s Web site (http://www.criticalpath.net/investors). The company does not undertake to publicly respond to all such questions submitted.

About Critical Path, Inc.

Critical Path’s Memova® solutions provide a new and improved email experience for millions of consumers worldwide, helping mobile operators, broadband and fixed-line service providers unlock the potential of email in the mass market. Memova® Mobile gives consumers instant, on-the-go access to the messages that matter most. Featuring industry-leading anti-spam and anti-virus technology, Memova® Anti-Abuse is designed to protect consumers against viruses and spam. Memova® Messaging provides consumers with a rich email experience, enabling service providers to develop customized offerings for high-speed subscribers. Headquartered in San Francisco with offices around the globe, Critical Path’s solutions are deployed by more than 200 customers throughout the world. More information is available at www.criticalpath.net.

Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements by the Company and its executives regarding the performance of our product and service offerings, our expected revenue results, gross margins, operating expenses, net results and cash balances for the third quarter of 2006, the timing and scope of our customers’ deployment of our products, the Company’s expectation of signing a binding agreement with a leading international telecommunications company for the provision of Memova Mobile, industry trends, market and customer requirements, the ability of our products and services to meet the business needs of our customers and compete favorably in the marketplace, management of spending levels, the market for products and services like ours and the performance of our senior management in achieving strategic goals. The words and expressions “look forward to,” “will,” “expect,” “plan,” “believe,” “seek,” “strive for,” “anticipate,” “hope,” “estimate” and similar expressions are intended to identify the Company’s forward-looking statements. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. These risks include, but are not limited to, our evolving business strategy and the emerging and changing nature of the market for our products and services, our ability to deliver on our sales objectives, the ability of our technology and our competitors’ technologies to address customer demands, changes in economic and market conditions, our ability to negotiate binding agreements with potential customers, and software and service design defects. These and other risks and uncertainties are described in more detail in the Company’s filings with the U.S. Securities and Exchange Commission (www.sec.gov) made from time to time including Critical Path’s Quarterly Report on Form 10-Q for the three months ended March 31 and June 30, 2006, Annual Report on Form 10-K for the fiscal year ended December 31, 2005, its Current Reports on Form 8-K, as may be amended from time to time, and all subsequent filings with the United States Securities and Exchange Commission (www.sec.gov). The Company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.

Note to Editors: Critical Path, the Critical Path logo, Memova and the Memova logo are the trademarks of Critical Path, Inc., registered in various jurisdictions. All other trademarks are the property of their respective holders.

Contact Information

For Reporters and Editors:	For Investors:

Critical Path, Inc.	Critical Path, Inc.
Michelle Weber	Investor Relations
415.541.2575	415.541.2619
pr@criticalpath.net	ir@criticalpath.net
www.criticalpath.net	www.criticalpath.net

Critical Path, Inc.

Condensed Consolidated Balance Sheets

	September 30, 2005	December 31, 2005	September 30, 2006
	(in thousands; unaudited)
ASSETS
Current assets
Cash and cash equivalents	$20,486	$18,707	$19,414
Accounts receivable, net	13,274	10,096	8,945
Current assets held for sale	—	2,782	—
Other current assets	3,391	2,411	2,716

Total current assets	37,151	33,996	31,075

Property and equipment, net	6,302	2,625	2,515
Goodwill	6,613	7,047	7,310
Other assets	1,956	1,756	835

Total assets	$52,022	$45,424	$41,735

LIABILITIES, MANDATORILY REDEEMABLE PREFERRED STOCK AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$2,439	$2,726	$2,763
Accrued expenses	20,726	19,727	18,892
Deferred revenue	9,489	6,574	9,694
Capital lease and other obligations, current	137	106	39
Current liabilities held for sale	—	219	—

Total current liabilities	32,791	29,352	31,388
Deferred revenue long-term	970	710	522
Notes payable, long-term	17,585	18,493	21,370
Capital lease and other obligations, long-term	46	50	—
Embedded derivative liability	2,527	1,534	690

Total liabilities	53,919	50,139	53,970

Mandatorily redeemable preferred stock	116,874	120,293	130,811

Total shareholders’ deficit	(118,771)	(125,008)	(143,046)

Total liabilities, mandatorily redeemable preferred stock and shareholders’ deficit	$52,022	$45,424	$41,735

Critical Path, Inc.

Condensed Consolidated Statement of Operations on a United States GAAP Basis

	Three months ended			Nine months ended
	September 30, 2005	June 30, 2006	September 30, 2006	September 30, 2005	September 30, 2006
	(in thousands, except per share amounts; unaudited)
NET REVENUE
Software licensing	$5,593	$3,481	$2,688	$14,810	$9,097
Hosted messaging	3,309	1,167	1,220	12,048	3,609
Professional services	3,119	2,828	2,257	9,929	7,660
Maintenance and support	5,059	4,548	4,687	14,842	13,524

Total net revenue	17,080	12,024	10,852	51,629	33,890

COST OF NET REVENUE
Software licensing	1,364	1,060	1,105	3,606	3,470
Hosted messaging	3,047	758	740	11,972	2,275
Professional services	2,307	2,220	1,943	7,100	6,139
Maintenance and support	1,457	1,224	1,303	4,558	3,820

Total cost of net revenue	8,175	5,262	5,091	27,236	15,704

GROSS PROFIT	8,905	6,762	5,761	24,393	18,186

OPERATING EXPENSES
Selling and marketing	4,239	3,326	2,728	12,852	9,544
Research and development	3,013	2,525	2,375	11,579	7,219
General and administrative	2,714	3,019	2,850	10,373	9,140
Restructuring expense	40	126	137	1,847	1,178
Gain on sale of assets	—	—	(1,007)	—	(2,978)

Total operating expenses	10,006	8,996	7,083	36,651	24,103

OPERATING LOSS	(1,101)	(2,234)	(1,322)	(12,258)	(5,917)

Other income, net	1,357	537	469	5,598	547
Interest expense, net	(918)	(900)	(911)	(2,483)	(2,664)

Loss before provision for income taxes	(662)	(2,597)	(1,764)	(9,143)	(8,034)

Provision for income taxes	(364)	(45)	(280)	(789)	(594)

NET LOSS	(1,026)	(2,642)	(2,044)	(9,932)	(8,628)

Accretion on mandatorily redeemable preferred stock	(3,519)	(3,505)	(3,551)	(15,311)	(10,518)

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(4,545)	$(6,147)	$(5,595)	$(25,243)	$(19,146)

Net loss per share attributable to common	$(0.13)	$(0.17)	$(0.15)	$(0.83)	$(0.53)

Shares used in the per share calculations	34,557	36,267	36,533	30,452	36,248

Critical Path, Inc.

Condensed Consolidated Statement of Operations on a Non-GAAP (Adjusted EBITDA*) Basis

	Three months ended			Nine months ended
	September 30, 2005	June 30, 2006	September 30, 2006	September 30, 2005	September 30, 2006
	(in thousands, except per share amounts; unaudited)
NET REVENUE
Software licensing	$5,593	$3,481	$2,688	$14,810	$9,097
Hosted messaging	3,309	1,167	1,220	12,048	3,609
Professional services	3,119	2,828	2,257	9,929	7,660
Maintenance and support	5,059	4,548	4,687	14,842	13,524

Total net revenue	17,080	12,024	10,852	51,629	33,890

COST OF NET REVENUE
Software licensing	1,364	1,060	1,105	3,606	3,470
Hosted messaging	2,286	680	583	9,179	1,824
Professional services	2,260	2,167	1,917	6,931	6,030
Maintenance and support	1,435	1,202	1,290	4,507	3,776

Total cost of net revenue	7,345	5,109	4,895	24,223	15,100

GROSS PROFIT	9,735	6,915	5,957	27,406	18,790

OPERATING EXPENSES
Selling and marketing	4,140	3,249	2,679	12,423	9,350
Research and development	2,721	2,391	2,285	9,072	6,904
General and administrative	2,521	2,729	2,648	9,355	8,426

Total operating expenses	9,382	8,369	7,612	30,850	24,680

ADJUSTED EBITDA INCOME (LOSS)	$353	$(1,454)	$(1,655)	$(3,444)	$(5,890)

Basic adjusted EBITDA income (loss) per share	$0.01	$(0.04)	$(0.05)	$(0.11)	$(0.16)

Diluted adjusted EBITDA income (loss) per share	$0.01	$(0.04)	$(0.05)	$(0.11)	$(0.16)

Shares used in the basic per share calculations	34,557	36,267	36,533	30,452	36,248

Shares used in the diluted per share calculations	34,604	36,267	36,533	30,452	36,248

*	Excludes interest expense, net, provision for income taxes, depreciation and amortization adjusted to exclude other items such as gain on sale of assets, other income, net, restructuring expenses, stock-based expenses and accretion on mandatorily redeemable preferred stock.

Critical Path, Inc.

Alternative Measurements Reconciliation

The following table provides a reconciliation between the Company’s Non-GAAP results and Adjusted EBITDA Loss to the Company’s Condensed Consolidated Statement of Operations on a United States GAAP basis.

	Three months ended			Nine months ended
	September 30, 2005	June 30, 2006	September 30, 2006	September 30, 2005	September 30, 2006
	(in thousands, except per share amounts; unaudited)
Adjusted EBITDA income (loss)	$353	$(1,454)	$(1,655)	$(3,444)	$(5,890)
Interest expense, net	(918)	(900)	(911)	(2,483)	(2,664)
Provision for income taxes	(364)	(45)	(280)	(789)	(594)
Depreciation and amortization	(1,059)	(364)	(421)	(6,050)	(1,277)
Other income, net	1,357	537	469	5,598	547
Gain on sale of assets	—	—	1,007	—	2,978
Restructuring expenses	(40)	(126)	(137)	(1,847)	(1,178)
Stock-based expenses	(355)	(290)	(116)	(917)	(550)

Net loss	(1,026)	(2,642)	(2,044)	(9,932)	(8,628)
Accretion on mandatorily redeemable preferred stock	3,519	3,505	3,551	15,311	10,518

Net loss attributable to common shareholders	$(4,545)	$(6,147)	$(5,595)	$(25,243)	$(19,146)

Net loss per share attributable to common	$(0.13)	$(0.17)	$(0.15)	$(0.83)	$(0.53)

Shares used in the per share calculations	34,557	36,267	36,533	30,452	36,248

The following table provides a reconciliation between the total cost of net revenues and operating expenses on an Adjusted EBITDA basis to the Company’s cost of revenues and operating expense on a United States GAAP basis.

	Three months ended			Nine months ended
	September 30, 2005	June 30, 2006	September 30, 2006	September 30, 2005	September 30, 2006
	(in thousands, except per share amounts; unaudited)
Total cost of net revenues and operating expenses on an adjusted EBITDA basis	$16,727	$13,478	$12,507	$55,073	$39,780
Depreciation and amortization	(1,059)	(364)	(421)	(6,050)	(1,277)
Gain on sale of assets	—	—	1,007	—	2,978
Restructuring expenses	(40)	(126)	(137)	(1,847)	(1,178)
Stock-based expenses	(355)	(290)	(116)	(917)	(550)

Total cost of net revenues and operating expenses on a United States GAAP basis	$18,181	$14,258	$12,174	$63,887	$39,807